Exhibit 99.1

Flowco Holdings Inc. Reports Second Quarter 2026 Results

HOUSTON -- (BUSINESS WIRE) -- Flowco Holdings Inc. (NYSE: FLOC) (“Flowco” or the “Company”), a provider of production optimization, artificial lift and emissions management and monetization solutions for the oil and natural gas industry, today announced financial results for the second quarter ended June 30, 2026.

Key Second Quarter 2026 Highlights

•
Revenues of $235.9 million, generating net income of $30.9 million and Adjusted Net Income1 of $34.3 million
•
Adjusted EBITDA1 of $93.9 million
•
Adjusted EBITDA Margin1 of 39.8%
•
Net cash provided by operating activities of $95.2 million and Free Cash Flow1 of $49.8 million
•
In July 2026, Flowco’s Board of Directors approved a quarterly cash dividend of $0.09 per share
•
In August 2026, Flowco’s Board of Directors approved a special cash dividend of $0.14 per share payable to Class A common stockholders
•
Robust liquidity with approximately $446 million of availability under our revolving credit facility as of August 7, 2026

Financial Summary

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(in thousands)
Revenues	$235,859	$209,530	$193,215
Net income	30,944	27,454	27,352
Adjusted Net Income (1)	34,267	35,661	32,998
Adjusted EBITDA (1)	93,884	85,534	76,488
Adjusted EBITDA Margin (1)	39.8%	40.8%	39.6%

(1)
Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this press release.

Joe Bob Edwards, President and CEO, commented, “Flowco delivered solid second quarter results within our original guidance range, reflecting the resilience of our differentiated production optimization business and continued focus across the organization. Strong customer demand for our solutions, combined with disciplined execution, enabled us to offset the impact of cost headwinds during the quarter and generate approximately $50 million of free cash flow.

Valiant has exceeded our expectations, and we are encouraged by both its financial performance and the opportunities to further enhance our production optimization platform through cross-selling, technology integration and deeper customer relationships.

We continue to benefit from our North American positioning, where we are seeing consistent customer demand driven by operators' focus on maximizing production, improving operating efficiency and generating attractive returns from existing assets. Against this backdrop, we believe our differentiated technology portfolio, recurring cash flow generation and strong balance sheet position us well to deliver long-term value for our shareholders.”

Segment Information

We report our results in two segments, Production Solutions and Natural Gas Technologies. Production Solutions includes the rental, sale and service associated with high pressure gas lift, electric submersible pumps (ESP), conventional gas lift and plunger lift, including a range of digital solutions and other production-related technologies.

Natural Gas Technologies includes the design, manufacture, rental and sale of vapor recovery and natural gas systems. Corporate costs not directly related to either segment are categorized separately.

Segment Financial Information

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(in thousands)
Production Solutions
Revenues	$170,878	$140,163	$128,245
Adjusted Segment EBITDA (1)	71,019	61,469	53,343
Adjusted Segment EBITDA Margin (1)	41.6%	43.9%	41.6%

Natural Gas Technologies
Revenues	$64,981	$69,367	$64,970
Adjusted Segment EBITDA (1)	27,759	29,665	27,397
Adjusted Segment EBITDA Margin (1)	42.7%	42.8%	42.2%

Corporate
Adjusted Segment EBITDA (1)	$(4,894)	$(5,600)	$(4,252)
Adjusted Segment EBITDA Margin (1)	nm	nm	nm

Total
Revenues	$235,859	$209,530	$193,215
Adjusted EBITDA (1)	93,884	85,534	76,488
Adjusted EBITDA Margin (1)	39.8%	40.8%	39.6%

(1)
Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this release.

Production Solutions

Second quarter 2026 revenue and Adjusted Segment EBITDA for the Production Solutions segment increased 21.9% and 15.5%, respectively, from the first quarter of 2026, driven by higher Downhole Components revenue and Adjusted EBITDA (inclusive of two additional months of earnings contribution from Valiant, which added an ESP offering to our Production Solutions segment in March 2026). Adjusted Segment EBITDA margin decreased 229 basis points, primarily reflecting increased maintenance and operating costs at Surface Equipment.

Natural Gas Technologies

Second quarter 2026 revenue and Adjusted Segment EBITDA for the Natural Gas Technologies segment decreased 6.3% and 6.4%, respectively, from the first quarter of 2026, primarily due to lower Vapor Recovery system sales. Adjusted Segment EBITDA Margin was effectively flat.

Corporate

Second quarter 2026 Corporate Adjusted Segment EBITDA improved to $(4.9) million from $(5.6) million in the first quarter of 2026, primarily due to lower professional services fees.

Balance Sheet & Liquidity

As of August 7, 2026, the Company had outstanding borrowings under its senior secured revolving credit facility (“Credit Agreement”) of $274.1 million and, with a current borrowing base of $721.8 million, had availability under the Credit Agreement of $446.4 million.

Dividend Declarations

On July 30, 2026, Flowco announced that its Board of Directors declared a quarterly cash dividend of $0.09 per share of Class A common stock payable on August 26, 2026 to Class A common stockholders of record as of the close of business on August 14, 2026. Flowco MergeCo LLC, the Company’s operating subsidiary, will make a corresponding distribution of $0.09 per unit to holders of its common units.

On August 10, 2026, Flowco also announced that its Board of Directors declared a special cash dividend of $0.14 per share of Class A common stock payable on August 31, 2026 to only Class A common stockholders of record as of the close of business on August 21, 2026.

Conference Call and Webcast Information

Flowco will host a conference call on Tuesday, August 11, 2026, at 8:00 a.m. Eastern Time to discuss second quarter 2026 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 (for the U.S.) or 1-201-389-0920 (for International). A telephonic replay of the conference call will be available three hours after the call and can be accessed by dialing 1-844-512-2921 (for the U.S.) or 1-412-317-6671 (for International). The passcode for the call and replay is 13761962. A live webcast of the conference call will also be available under the Investor Relations section of Flowco’s website at ir.flowco-inc.com.

About Flowco

Flowco is a leading provider of production optimization, artificial lift and emissions management and monetization solutions for the oil and natural gas industry. The Company’s products and services include a full range of equipment and technology solutions that enable oil and natural gas producers to efficiently and cost-effectively maximize the profitability and economic lifespan of their assets.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. These statements generally relate to future events or our future financial or operating performance, and include, but are not limited to: statements regarding guidance or estimates related to the Company’s results of operations or financial condition; industry trends, customer demand and industry outlook, and effects on Flowco’s operations; Flowco’s strategies and plans, including matters relating to the Company’s growth, capital expenditures, dividend policies, and leverage profile. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Flowco believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These risks and uncertainties are described further in our annual report on Form 10-K for the year ended December 31, 2025, in our subsequent quarterly reports on Form 10-Q and in our other filings filed with the Securities and Exchange Commission. Flowco undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Flowco Holdings Inc.

Condensed Consolidated Statement of Operations

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	(in thousands except share and per share amounts)
Revenues:
Rentals	$132,670	$121,873	$102,104	$254,543	$199,400
Sales	103,189	87,657	91,111	190,846	186,165
Total revenues	235,859	209,530	193,215	445,389	385,565
Operating expenses:
Cost of rentals (exclusive of depreciation and amortization disclosed separately below)	35,221	32,552	27,602	67,773	54,453
Cost of sales (exclusive of depreciation and amortization disclosed separately below)	74,209	62,404	62,579	136,613	128,145
Selling, general and administrative expenses	35,655	36,476	32,683	72,131	63,217
Depreciation and amortization	49,372	41,495	33,165	90,867	67,284
Loss on sale of equipment	184	310	68	494	23
Income from operations	41,218	36,293	37,118	77,511	72,443
Other expenses:
Interest expense, net	(5,597)	(4,348)	(6,445)	(9,945)	(11,810)
Other income (expenses), net	(29)	(461)	559	(490)	292
Total other expenses	(5,626)	(4,809)	(5,886)	(10,435)	(11,518)
Income before provision for income taxes	35,592	31,484	31,232	67,076	60,925
Provision for income taxes	(4,648)	(4,030)	(3,880)	(8,678)	(6,528)
Net income	30,944	27,454	27,352	58,398	54,397
Net income attributable to redeemable non-controlling interests	18,429	20,012	21,881	38,441	42,754
Net income attributable to Flowco Holdings Inc.	$12,515	$7,442	$5,471	$19,957	$11,643

Earnings per share:
Basic	$0.29	$0.24	$0.21	$0.54	$0.45
Diluted	$0.28	$0.23	$0.21	$0.52	$0.44
Weighted average shares outstanding:
Basic	42,857,602	31,620,520	25,728,144	37,289,553	25,725,197
Diluted	43,971,042	32,719,382	26,195,643	38,399,535	26,193,327

Flowco Holdings Inc.

Condensed Consolidated Balance Sheets

	As of
	June 30, 2026	December 31, 2025
	(in thousands except share and per share amounts)
Assets
Current assets:
Cash and cash equivalents	$19,189	$4,522
Accounts receivable, net of allowances for credit losses of $1,325 and $1,079, respectively	145,469	100,465
Inventory	186,334	149,590
Prepaid expenses and other current assets	19,676	5,615
Total current assets	370,668	260,192
Property, plant and equipment, net	863,028	797,534
Operating lease right-of-use assets	21,323	17,556
Finance lease right-of-use assets	24,517	25,861
Intangible assets, net	306,472	273,437
Goodwill	305,155	249,692
Deferred tax asset	27,091	16,692
Other assets	4,756	5,387
Total assets	$1,923,010	$1,646,351

Liabilities, redeemable non-controlling interests and stockholders' equity
Current liabilities:
Accounts payable	$45,285	$22,827
Accrued expenses	49,438	26,909
Current portion of tax receivable agreement liability	3,500	—
Current portion of operating lease obligations	8,582	8,004
Current portion of finance lease obligations	13,044	12,895
Deferred revenue	18,914	7,376
Total current liabilities	138,763	78,011
Long-term liabilities:
Long-term debt, net	298,407	167,819
Tax receivable agreement liability	104,650	21,952
Operating lease obligations, net of current portion	12,957	9,783
Finance lease obligations, net of current portion	9,151	10,862
Total long-term liabilities	425,165	210,416
Total liabilities	563,928	288,427
Commitments and contingencies
Redeemable non-controlling interests	993,935	1,129,298
Stockholders' equity:
Class A common stock, $0.0001 par value – 300,000,000 shares authorized; 43,964,877 shares issued and outstanding as of June 30, 2026; 300,000,000 shares authorized; 29,091,960 shares issued and outstanding as of December 31, 2025.	4	3
Class B common stock, $0.0001 par value – 150,000,000 shares authorized; 46,380,539 shares issued and outstanding as of June 30, 2026; 150,000,000 shares authorized; 60,562,983 shares issued and outstanding as of December 31, 2025.	5	6
Additional paid-in capital	340,198	40,731
Retained earnings	24,940	187,886
Total stockholders' equity to Flowco Holdings Inc.	365,147	228,626
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,923,010	$1,646,351

Flowco Holdings Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2026	2025
	(in thousands)
Cash flows from operating activities
Net income	$58,398	$54,397
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,867	67,284
Provision for inventory obsolescence	1,152	1,274
Amortization of operating right-of-use assets	5,299	4,011
Amortization of deferred financing costs	675	674
Loss on sale of equipment	494	23
Gain on lease termination	(42)	(263)
Stock-based compensation	6,160	7,991
Provision for deferred income taxes	7,785	1,428
Allowance for credit losses	583	941
Changes in operating assets and liabilities:
Accounts receivable	(14,996)	(3,356)
Inventory	(2,412)	(941)
Prepaid expenses and other current assets	(12,775)	614
Other assets and liabilities	(46)	(66)
Accounts payable - trade	16,011	2,014
Accrued expenses	14,037	(6,695)
Deferred revenue	7,377	(2,079)
Operating lease liabilities	(5,558)	(3,591)
Finance lease liabilities	931	1,067
Net cash provided by operating activities	173,940	124,727
Cash flows from investing activities
Net cash paid in Valiant acquisition	(161,846)	—
Additions to property, plant and equipment	(71,859)	(63,620)
Proceeds from sale of property, plant and equipment	105	270
Payment for capitalized patent costs	(314)	(95)
Net cash used in investing activities	(233,914)	(63,445)
Cash flows from financing activities
Issuance of Class A common stock in IPO, net of underwriting discount	—	461,803
Payment of offering costs	—	(2,458)
Repurchase of Class A common stock	(16,516)	—
Payments on long-term debt	(536,403)	(739,997)
Proceeds from long-term debt	666,992	271,131
Payments on finance lease obligations	(8,220)	(5,663)
Proceeds on finance lease terminations	36	313
Purchase of LLC Interests from Continuing Equity Owners	—	(20,876)
Payment of debt issuance costs	—	(13)
Payment of dividend equivalent units	(2)	—
Payments of selling commissions and fees	(69)	—
Distributions to members of Flowco LLC	(25,041)	(18,792)
Dividends paid to Flowco Holdings Inc. shareholders	(6,136)	(2,058)
Net cash provided by (used in) financing activities	74,641	(56,610)
Net increase (decrease) in cash and cash equivalents	14,667	4,672
Cash and cash equivalents
Beginning of period	4,522	4,615
End of period	$19,189	$9,287

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company uses non-GAAP financial measures, such as Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow, as well as Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin, in this press release to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results provides management additional insight on the consolidated financial performance from period to period to project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our management and investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Similarly, Free Cash Flow does not represent our residual cash flow for discretionary expenditures, since the calculation of this measure does not reflect certain debt service requirements or certain other non-discretionary expenditures. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate our business.

Adjusted Net Income

Adjusted Net Income is a non-GAAP measure that we define as net income (loss) adjusted to eliminate the impact of (i) transaction-related expenses, (ii) share-based compensation, (iii) loss on the sale of equipment, and (iv) non-recurring charges. Adjusted Net Income is a supplemental non-GAAP financial measure used by management, our stockholders and others to provide visibility on the profitability and financial strength of the Company by excluding certain expenses related to non-recurring Company transactions.

Reconciliation from net income to Adjusted Net Income is set forth as follows:

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(in thousands)
Net income	$30,944	$27,454	$27,352
Transaction-related expenses (1)	66	4,811	6
Share-based compensation expense (2)	3,073	3,086	1,670
Non-recurring charges (3)	—	—	3,902
Loss on sale of equipment	184	310	68
Adjusted Net Income	$34,267	$35,661	$32,998

(1)
Represents the transaction-related expenses and business combination expenses associated with the Valiant acquisition, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Represents one-time charges related to termination benefits and related expenses, which includes one of our executive officers, and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX.

Adjusted EBITDA and Adjusted EBITDA margin

We define EBITDA as net income, adjusted to exclude interest expense, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude (i) share-based compensation expense, (ii) transaction-related expenses and (iii) other non-cash and non-recurring expenses.

EBITDA and Adjusted EBITDA are key performance indicators we use in evaluating our operating performance and in making financial, operating and planning decisions. In particular, the exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA provides additional visibility on operating performance across reporting periods by removing the effect of non-cash and/or non-recurring expenses. Accordingly, we believe that this measure provides useful information to our stockholders and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation from net income to EBITDA and Adjusted EBITDA are set forth as follows:

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(in thousands)
Net income	$30,944	$27,454	$27,352
Interest expense	5,597	4,348	6,445
Income tax benefit (provision)	4,648	4,030	3,880
Depreciation and amortization	49,372	41,495	33,165
EBITDA	90,561	77,327	70,842
Transaction-related expenses (1)	66	4,811	6
Share-based compensation expense (2)	3,073	3,086	1,670
Non-recurring charges (3)	—	—	3,902
Loss on sale of equipment	184	310	68
Adjusted EBITDA	$93,884	$85,534	$76,488

(1)
Represents the transaction-related expenses and business combination expenses associated with the Valiant acquisition, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Represents one-time charges related to termination benefits and related expenses, which includes one of our executive officers, and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX.

Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin

In addition to business segment profit or loss, our management also evaluates Adjusted Segment EBITDA, which is presented on a business unit level for purposes of allocating resources and evaluating operating and financial performance. As discussed above, the Company operates and manages its business units in the following two operating and reporting segments:

•
Production Solutions: relates to rentals, sales and services related to high pressure gas lift, electric submersible pumps (ESP), conventional gas lift and plunger lift. This segment includes rental, sales and service revenues.
•
Natural Gas Technologies: relates to the design, manufacturing, rental, sale and servicing of vapor recovery and natural gas systems. This segment includes rental, sales and service revenues.

We define Adjusted Segment EBITDA as segment net income, as adjusted in the same manner as defined for EBITDA and Adjusted EBITDA above. Reconciliation from segment net income, which includes direct segment costs but excludes corporate costs not directly related to either segment, to Adjusted Segment EBITDA is set forth as follows:

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(in thousands)
Production Solutions
Net income	$38,296	$35,100	$32,676
Interest expense	176	127	2,302
Income tax benefit (provision)	89	29	53
Depreciation and amortization	32,197	25,899	18,192
EBITDA	70,758	61,155	53,223
(Gain) loss on sale of equipment	261	314	120
Adjusted Segment EBITDA	71,019	61,469	53,343

Natural Gas Technologies
Net income	$10,502	$13,895	$11,229
Interest expense	170	186	224
Income tax benefit (provision)	—	1	29
Depreciation and amortization	17,164	15,587	14,967
EBITDA	27,836	29,669	26,449
Non-recurring charges (3)	—	—	1,000
(Gain) loss on sale of equipment	(77)	(4)	(52)
Adjusted Segment EBITDA	27,759	29,665	27,397

Corporate
Net income	$(17,854)	$(21,541)	$(16,553)
Interest expense	5,251	4,035	3,919
Income tax benefit (provision)	4,559	4,000	3,798
Depreciation and amortization	11	9	6
EBITDA	(8,033)	(13,497)	(8,830)
Transaction-related expenses (1)	66	4,811	6
Share-based compensation expense (2)	3,073	3,086	1,670
Non-recurring charges (3)	—	—	2,902
Adjusted Segment EBITDA	(4,894)	(5,600)	(4,252)
Total Adjusted EBITDA	$93,884	$85,534	$76,488

(1)
Represents the transaction-related expenses and business combination expenses associated with the Valiant acquisition, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Represents one-time charges related to termination benefits and related expenses, which includes one of our executive officers (Corporate), and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX (Natural Gas Technologies).

Free Cash Flow

Free Cash Flow is a non-GAAP measure that we define as cash flow provided by operating activities less additions to property, plant and equipment (which includes both maintenance and growth capital expenditures, but excludes asset acquisitions of a business, and excludes other business acquisitions and equity investments). Management believes this information is important to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and to manage our business. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s results of ongoing operations. Free Cash Flow is not intended to replace GAAP financial measures. A reconciliation of net cash provided by operating activities to Free Cash Flow, as well as Free Cash Flow (Deficit) after net cash paid in acquisitions, is set forth as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Net cash provided by operating activities	$95,232	$82,178	$173,940	$124,727
Additions to property, plant and equipment	(45,474)	(35,770)	(71,859)	(63,620)
Free Cash Flow	$49,758	$46,408	$102,081	$61,107
Net cash paid in acquisitions	(82)	—	(161,846)	—
Free Cash Flow (Deficit) after Net Cash Paid in Acquisition	$49,676	$46,408	$(59,765)	$61,107

Investor Contact:

Andrew Leonpacher | VP of Finance, Corporate Development, and Investor Relations

investor.relations@flowco-inc.com

(713) 997-4647

Media Contact:

Cheryl Brashear-White | VP of Marketing Communications

cheryl.white@flowco-inc.com

(405) 819-5290

Source: Flowco Holdings Inc.